BDO Seidman, LLP                        NationsBank Tower At International Place
Accountants and Consultants                          100 SE 2 Street, Suite 2200
                                                             Miami,Florida 33131
                                                         Telephone (305)381-8000
                                                               Fax (305)374-1135



                                                August 5, 1997

Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549

      Re:   Workforce Systems Corp. (the "Company")
            ---------------------------------------

Ladies and Gentlemen:

      This firm has been provided with a copy of the disclosure to be made by the Company in a Report on Form 8-K regarding a change in the Company's certifying accountants from Lyle H. Cooper C.P.A. to BDO Seidman, LLP. After review of such disclosure, this firm agrees with the statements made by the Company therein as it relates to this firm.

                                          Sincerely,

                                          /s/ BDO Seidman, LLP

                                          BDO Seidman, LLP